Exhibit 1.1

Union Electric Company

Senior Secured Debt Securities

Underwriting Agreement

June 12, 2008

Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
J.P. Morgan Securities Inc.
As Representatives of the
several Underwriters

c/o	Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

BNY Mellon Capital Markets, LLC
One Wall Street
New York, New York 10286

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

From time to time, Union Electric Company, d/b/a AmerenUE, a Missouri corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each, a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its senior secured debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).  The Designated Securities will be secured by a series of the Company’s First Mortgage Bonds specified in Schedule II to the applicable Pricing Agreement (with respect to such Pricing Agreement, the “First Mortgage Bonds”), in the same aggregate principal amount and having the same stated interest rate and maturity date and other terms as the Designated Securities to which they relate.

The terms and rights of any particular issuance of Designated Securities (including the First Mortgage Bonds securing such Designated Securities) shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Indenture dated as of August 15, 2002 (as it may be supplemented or amended, the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”).  The First Mortgage Bonds will be issued under and pursuant to the Company’s Indenture of Mortgage and Deed of Trust, dated June 15, 1937, executed by the

Company to The Bank of New York, as successor trustee (the “Mortgage Trustee” and, together with the Trustee, the “Trustees”), as heretofore amended and supplemented by various supplemental indentures, and as to be further amended and supplemented by a supplemental indenture relating to the particular series of First Mortgage Bonds specified in Schedule II to the applicable Pricing Agreement (with respect to such Pricing Agreement, the “Supplemental Indenture”).  The term “Mortgage,” as used herein, shall be deemed to refer to such Indenture of Mortgage and Deed of Trust as so amended and supplemented.

1.             Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in this Agreement or the Pricing Agreement relating thereto will act as representatives (the “Representatives”).  The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters or to an Underwriter or Underwriters who act without any firm being designated as its or their representatives.  This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities.  The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase any of the Securities shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein.  Each Pricing Agreement shall specify the title and aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the series of First Mortgage Bonds securing such Designated Securities, the Supplemental Indenture relating to such First Mortgage Bonds, the Time of Sale (as defined herein) with respect to such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, if any, and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor.  The Pricing Agreement shall also specify (to the extent not set forth in or pursuant to the Indenture and the registration statement, preliminary prospectus and prospectus with respect thereto) the terms of such Designated Securities.  A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.  The obligations of the Underwriters under this Underwriting Agreement and each Pricing Agreement shall be several and not joint.

2.             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           The Company meets the requirements for the use of an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) and such registration statement on Form S-3 (File Nos. 333-151432 and 333-151432-01) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or relating to the offering of the Designated

Securities has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (any prospectus included in such registration statement at the time it became effective that omits Rule 430 Information (as defined herein) or any preliminary prospectus supplement (together with the accompanying prospectus) used in connection with the offering and sale of Designated Securities that is deemed to be part of and included in such registration statement pursuant to Rule 430B(e) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time such part of such registration statement became effective but excluding any Form T-1, each as amended at the time such part of such registration statement became effective, and including any information omitted from such registration statement at the time such part of such registration statement became effective but that is deemed to be part of such registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the Act at the time set forth therein (“Rule 430 Information”) are hereinafter collectively called the “Registration Statement”; the prospectus and prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Designated Securities is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of such Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and incorporated by reference in such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be; at the time set forth in the Pricing Agreement relating to the applicable Designated Securities (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated June 12, 2008, as amended or supplemented immediately prior to the Time of Sale (including the documents incorporated therein by reference as of the Time of Sale), as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) hereof);

(b)           The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)           The Registration Statement, the Preliminary Prospectus and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the latest date as of which any part of the Registration Statement relating to the Designated Securities became, or is deemed to have become, effective under the Act in accordance with the rules and regulations of the Commission thereunder as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, respectively, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus;

(d)           The financial statements of the Company filed as part of or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of its operations and cash flows for the periods therein specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein;

(e)           The Company has not sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus; and, since the respective dates as of which information is given in the Time of Sale Information, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, and (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, in each case, otherwise than as set forth or contemplated in the Time of Sale Information;

(f)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined herein); and the Company has no significant subsidiaries (within the meaning of Rule 1-02(w) of Regulation S-X under the Act);

(g)           The Company has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(h)           The Securities have been duly authorized by the Company, and, when Designated Securities are issued and delivered pursuant to this Underwriting Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the security afforded by the Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, at the Time of Delivery (as defined in Section 4 hereof), the Indenture will be duly executed and delivered by the Company and will be a valid and legally binding instrument, enforceable against the Company in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the “Exceptions”); and the Indenture conforms, and the Designated Securities will conform, to the descriptions thereof contained in the Time of Sale Information and the Prospectus;

(i)            The First Mortgage Bonds have been duly authorized by the Company, and, when the First Mortgage Bonds have been issued and delivered pursuant to the Mortgage and the Indenture, such First Mortgage Bonds will have been duly executed, authenticated, issued and delivered, will constitute valid and legally binding obligations of the Company entitled to the security afforded by the Mortgage, which will be substantially in the form filed as an exhibit to the Registration Statement, and will be owned and held by the Trustee, in trust, for the benefit of the holders of the related Designated Securities; the Mortgage has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, at the Time of Delivery for the related Designated Securities, the Mortgage (as supplemented and amended by the Supplemental Indenture relating to the First Mortgage Bonds) will be duly executed and delivered by the Company and will constitute a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject to the laws of the States of Missouri, Illinois and Iowa affecting the remedies for the enforcement of the security provided for therein and except as may be limited by the Exceptions; and the Mortgage conforms, and the First Mortgage Bonds will conform, to the descriptions thereof contained in the Time of Sale Information and the Prospectus;

(j)            Substantially all of the permanent, fixed properties of the Company are owned in fee simple or are held under valid leases, in each case subject only to the liens of current mortgages (including the lien of the Mortgage) and “permitted liens” and “judgment liens” as defined in the Mortgage; such minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value or marketability of the properties subject thereto and do not materially impair the title of the Company to its properties or its right to use its properties in connection with its business as presently conducted; and, based on the Company’s balance sheet as of March 31, 2008, 7.87% of the Company’s physical property and plant was located in the States of Illinois and Iowa;

(k)           This Underwriting Agreement has been, and the Pricing Agreement applicable to any Designated Securities, at the date thereof, will be, duly authorized, executed and delivered by the Company;

(l)            PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States);

(m)          The issue of the First Mortgage Bonds and the issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the First Mortgage Bonds, the Mortgage, this Underwriting Agreement and any Pricing Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; the Missouri Public Service Commission has issued, or as of the date of the Pricing Agreement applicable to any Designated Securities, will have issued, its final orders (the “MPSC Orders”) authorizing the issuance and sale of the Designated Securities by the Company and the issuance of the First Mortgage Bonds by the Company; the MPSC Orders are, or as of the date of the Pricing Agreement applicable to any Designated Securities, will be, in full force and effect and not subject to appeal or rehearing and is, or as of the date of the Pricing Agreement applicable to any Designated Securities, will be, sufficient to authorize the transactions contemplated by this Underwriting Agreement; the Company will apply the net proceeds from the issuance and sale of the Securities, as set forth under “Use of Proceeds” in the Time of Sale Information and Prospectus, in a manner consistent with the MPSC Orders; the Designated Securities and the First Mortgage Bonds issued pursuant to the MPSC Orders shall be valid and binding in accordance with their respective terms and the terms and limitations specified in the MPSC Orders; and no other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body, including, without limitation, any regulatory body of the State of Iowa and the State of Illinois, is required for the issue and sale of the Securities and the issue of the First Mortgage Bonds by the Company, or the consummation by the Company of the transactions contemplated by this Underwriting Agreement or any Pricing Agreement or the Indenture or the Mortgage, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters;

(n)           The statements set forth in the Preliminary Prospectus dated June 12, 2008 (together with the information set forth in the Time of Sale Information) and the Prospectus under the captions “Description of Senior Secured Notes,” “Description of Senior Secured Debt Securities” and “Description of First Mortgage Bonds”, insofar as they purport to constitute a summary of the terms of the Securities, the Indenture, the Mortgage and the First Mortgage Bonds, and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(o)           The Company is not (i) in violation of its Restated Articles of Incorporation or By-laws, (ii) to the best knowledge of the Company, after due inquiry, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the violation of which would reasonably be expected to have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company (a “Material Adverse Effect”), or of any decree of any court or governmental agency or body having jurisdiction over the Company, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would reasonably be expected to have a Material Adverse Effect;

(p)           Other than as set forth in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others;

(q)           The Company is not and, after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof, will not be an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r)            Except as set forth in the Time of Sale Information and the Prospectus, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except as to clauses (i) and (iii) where such non-compliance with Environmental Laws or failure to receive or comply with the terms and conditions of required permits, licenses or other approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(s)           The Time of Sale Information, at the Time of Sale did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in such Time of Sale Information.  No statement of material fact that will be included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus will be omitted therefrom;

(t)            Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Designated Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Annex III hereto and other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with any Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of Designated Securities through the Representatives expressly for use in any Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus listed on Part B of Annex III hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus;

(u)           (A) (i) At the time of initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Designated Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Designated Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(v)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Time of Sale Information and the Prospectus, the Company’s internal control over financial reporting as of March 31, 2008 was effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(w)          Except as disclosed in the Time of Sale Information and the Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and

(x)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures as of March 31, 2008 were effective.

3.             Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Time of Sale Information and the Prospectus.

4.             Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Designated Securities.

5.             The Company agrees with each of the Underwriters of any Designated Securities:

(a)           To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) and Rule 430A, Rule 430B or Rule 430C under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities; to prepare a final term sheet, containing solely a description of the Designated Securities, in a form approved by the Representatives and to file such final term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the

Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus after the date of the Pricing Agreement relating to such Designated Securities and prior to the Time of Delivery for such Designated Securities which shall be disapproved by the Representatives for such Designated Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement or any amendment or supplement to any Issuer Free Writing Prospectus after such Time of Delivery and furnish the Representatives with copies thereof; before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, to furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and not to prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus disapproved by the Representatives; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (but for Rule 172 under the Act) in connection with the offering or sale of the Designated Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Designated Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Designated Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act against the Company or relating to the offering of the Designated Securities, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)           If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424 under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(c)           Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Designated Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(d)           Prior to 10:00 a.m., New York City time, on the New York Business Day (as defined in Section 15 hereof) next succeeding the date of this Underwriting Agreement and from time to time, including the New York Business Day next succeeding the date of any Pricing

Agreement, to furnish the Underwriters with written and electronic copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered), as amended or supplemented, in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus is required at any time (but for Rule 172 under the Act) in connection with the offering or sale of the Designated Securities and if at such time any event shall have occurred as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus, such Time of Sale Information or such Issuer Free Writing Prospectus as then amended or supplemented is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, or, if at any time prior to the Time of Delivery (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 5(a) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;

(e)           To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)            During the period beginning from the date of the Pricing Agreement for any Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities, as notified to the Company by the Representatives, and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives;

(g)           The Company will apply the net proceeds from the sale of any Designated Securities for the purposes set forth in the Registration Statement, the Time of Sale Information and the Prospectus; and

(h)           The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(i)            If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Designated Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Designated Securities, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Designated Securities, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Designated Securities to continue as contemplated in the expired registration statement relating to the Designated Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(j)            If at any time when Designated Securities remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Designated Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Designated Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

6.             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the applicable Commission filing fees relating to the Designated Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso thereof; (iii) the cost of printing or producing any Agreement among Underwriters, this Underwriting Agreement, any Pricing Agreement, the Indenture, the Mortgage, any blue sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities and the First Mortgage Bonds; (viii) the fees and expenses of the Trustees and any agent of the Trustees and the fees and disbursements of counsel for the Trustees in connection with the Indenture, the Securities, the Mortgage and the First Mortgage Bonds; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 6.  It is understood, however, that, except as provided in this Section 6, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and transfer taxes on resale of any of the Securities by them.

7.             Each Underwriter hereby represents and agrees that, except for one or more term sheets containing the information set forth in Schedule III to the applicable Pricing Agreement, it has not and will not use, authorize use of, refer to, or participate in the use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) one or more term sheets relating to the Designated Securities which are not Issuer Free Writing Prospectuses and which contain preliminary terms of the Designated Securities and related customary information not inconsistent with the final term sheet filed by the Company pursuant to Section 5(a) hereof,  (ii) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (iii) any Bloomberg L.P. or other electronic communication regarding comparable bond prices, (iv) any Issuer Free Writing Prospectus listed on Annex III hereto or prepared pursuant to Section 2(t) or Section 5(a) hereof, or (v) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

8.             The obligations of the Underwriters of any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Sale and the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) and Rule 430A, Rule 430B or Rule 430C within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the Designated Securities shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)           Counsel for the Underwriters shall have furnished to the Underwriters such written opinion or opinions, dated the Time of Delivery for such Designated Securities, with respect to the matters covered in paragraphs (iii), (iv), (v), (xiii) and (xvi) of subsection (c) below as well as such other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.  In addition, such counsel shall opine that the statements set forth in the Preliminary Prospectus (together with the information set forth in the other Time of Sale Information) and the Prospectus as amended or supplemented under the caption “Material United States Federal Income Tax Consequences,” to the extent that they purport to constitute summaries of matters of law or regulation or legal conclusions, are accurate in all material respects;

(c)           Steven R. Sullivan, Esq., Senior Vice President, General Counsel and Secretary of the Company or other counsel for the Company reasonably satisfactory to the Underwriters shall have furnished to the Underwriters their written opinion, dated the Time of Delivery for such Designated Securities, in form and substance satisfactory to the Representatives ((i) with such changes therein as may be agreed upon by the Company and the Underwriters with the approval of counsel for the Underwriters, and (ii) if the Time of Sale Information shall be supplemented after being furnished to the Underwriters for use in offering the Designated Securities, with changes therein to reflect such supplementation), to the effect that:

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Missouri, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus as amended or supplemented; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

(ii)           To such counsel’s knowledge and other than as described in the Time of Sale Information and the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to such counsel’s knowledge, no such proceedings are threatened by governmental authorities or others; there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus as

amended or supplemented, or to be filed as an exhibit (either thereto or to a document incorporated therein by reference), that is not described or filed as required; and the statements included or incorporated by reference in the Time of Sale Information and the Prospectus as amended or supplemented describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

(iii)          This Underwriting Agreement and the Pricing Agreement with respect to the Designated Securities have been duly authorized, executed and delivered by the Company;

(iv)          The Designated Securities have been duly authorized, executed, and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms hereof and the Pricing Agreement, will constitute valid and legally binding obligations of the Company, except as may be limited by the Exceptions, and will be entitled to the benefit of the security afforded by the Indenture;

(v)           The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Exceptions; and the Indenture has been duly qualified under the Trust Indenture Act;

(vi)          The First Mortgage Bonds have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Mortgage Trustee and upon delivery in accordance with the terms of the Mortgage and the Indenture, will constitute valid and legally binding obligations of the Company, except as may be limited by the Exceptions, and will be entitled to the benefit of the security afforded by the Mortgage;

(vii)         The Mortgage (including the Supplemental Indenture relating to the First Mortgage Bonds) has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to provisions of the Mortgage being limited by the laws of the States of Missouri, Illinois or Iowa affecting the remedies for the enforcement of the security provided for therein, which laws do not, in such counsel’s opinion, make inadequate remedies necessary for the realization of the benefits of such security and except as may be limited by the Exceptions; and the Mortgage has been duly qualified under the Trust Indenture Act;

(viii)        The issue of the First Mortgage Bonds and the issue and sale of the Designated Securities and the compliance by the Company with the provisions of the Designated Securities, the Indenture, the First Mortgage Bonds, the Mortgage, this Underwriting Agreement and the Pricing Agreement with respect to the Designated Securities and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the Restated Articles of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties;

(ix)           The Missouri Public Service Commission has duly authorized the issue and sale of the Designated Securities by the Company and the issue of the First Mortgage Bonds by the Company pursuant to the MPSC Orders; the MPSC Orders are sufficient for the issue and sale of the Designated Securities by the Company as contemplated by this Underwriting Agreement and the issue of the First Mortgage Bonds by the Company as contemplated by the Mortgage and are in full force and effect and are not subject to appeal or rehearing; the Designated Securities and the First Mortgage Bonds issued pursuant to the MPSC Orders are valid and binding in accordance with their respective terms and the terms and limitations specified in the MPSC Orders; no other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body, including, without limitation, any regulatory body of the State of Iowa and the State of Illinois, is required for the issue and sale of the Designated Securities and the issue of the First Mortgage Bonds by the Company or the consummation by the Company of the transactions contemplated by this Underwriting Agreement or such Pricing Agreement or the Indenture or the Mortgage, except such as have been obtained under the Act and the Trust Indenture Act and except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Designated Securities by the Underwriters (as to which such counsel need express no opinion);

(x)            The Company is not (i) in violation of its By-laws or Restated Articles of Incorporation or (ii) to such counsel’s knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its properties may be bound;

(xi)           The Company is not, and after giving effect to the offering and sale of the Designated Securities and the application of the net proceeds thereof, will not be, an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act;

(xii)          The documents incorporated by reference in the Time of Sale Information and the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), when they were filed with the Commission complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xiii)         The Registration Statement, as of the date as of which any part of the Registration Statement is deemed to have become effective under the Act in accordance with Section 11(d) of the Act and Rule 430B of the rules and regulations of the Commission thereunder, and the Preliminary Prospectus and the Prospectus as amended or supplemented, as of the date each was filed with the Commission pursuant to Rule 424(b) under the Act (in each case, other than the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information or the Prospectus, except for those referred to in subsection (xvi) of this Section 8(c) and those that relate to such counsel, such counsel has no reason to believe that (1) the Registration Statement or any further amendment thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), as of the date as of which any part of the Registration Statement is deemed to have become effective under the Act in accordance with Section 11(d) of the Act and Rule 430B of the rules and regulations of the Commission thereunder, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Information (other than the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the Time of Delivery (other than the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), as of its date or on the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Registration Statement has become, and as of the date of such opinion is, effective under the Act; any required filing of the Preliminary Prospectus and the Prospectus as amended or supplemented, pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by the applicable paragraph of such Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the best knowledge of such counsel, threatened under Section 8 or Section 8A of the Act;

(xiv)        The delivery to the Trustee in the State of Missouri of the First Mortgage Bonds is effective to perfect the security interest in the First Mortgage Bonds on the date of such delivery and, assuming that the Trustee maintains possession of the First Mortgage Bonds in the State of Missouri, such security interest, insofar as it secures the related Designated Securities, is not subject to any present or future prior liens;

(xv)         Except as otherwise set forth in the Time of Sale Information and the Prospectus as amended or supplemented, the Company has such valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, approvals, authorizations and orders of governmental bodies, political subdivisions or regulatory authorities then obtainable, free from unduly burdensome restrictions, as are necessary for the acquisition, construction, ownership, maintenance and operation of the properties now owned by it and the conduct of the business now carried on by it as described in the Registration Statement, the Time of Sale Information and the Prospectus as amended or supplemented, with minor exceptions that, in the opinion of such counsel, do not interfere with the practical operation of the Company’s business, and, to the best of such counsel’s knowledge, the Company is not in default or violation thereof in any material respect and is carrying on its business in substantial compliance therewith and with all applicable federal, state and other laws and regulations that are material to the Company;

(xvi)        The statements set forth in the Preliminary Prospectus (together with the information set forth in the other Time of Sale Information) and the Prospectus as amended or supplemented under the captions “Description of Senior Secured Debt Securities,” “Description of First Mortgage Bonds” and “Description of Senior Secured Notes” insofar as they purport to constitute a summary of the terms of the Designated Securities, and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate and complete summaries in all material respects;

(xvii)       The principal plants and other important units of property of the Company are held by the Company in fee simple or are located on real property held by the Company in fee simple, subject only to the lien of the Mortgage and to permitted and judgment liens as defined in the Mortgage, except that (a) a portion of the Osage plant reservoir, certain facilities at the Sioux plant, most of Peno Creek and Audrain combustion turbine generation facilities, certain substations and most of the Company’s transmission and distribution lines and gas mains are situated on lands occupied under leases, easements, franchises, licenses or permits; (b) the United States and/or State of Missouri own, or have or may have, paramount rights with respect to, certain lands lying in the bed of the Osage River or located between the inner and outer harbor lines of the Mississippi River, on which certain generating and other properties of the Company are located; and (c) the United States and/or State of Illinois and/or State of Iowa and/or city of Keokuk, Iowa, own, or have or may have, paramount rights with respect to, certain lands lying in the bed of the Mississippi River on which a portion of the Keokuk plant is located.  Such counsel shall state that such exceptions do not in such counsel’s opinion materially affect the title of the Company to its properties or its right to use its properties in connection with its business as presently conducted;

(xviii)      The Mortgage constitutes a valid and direct first lien on substantially all the properties and franchises of the Company not expressly excepted from the lien thereof, subject to permitted liens as defined in the Mortgage and judgment liens with respect to which cash in the amount thereof has been deposited with the Mortgage Trustee; provided that the lien of the Indenture on real property of the Company acquired after the date of recordation of the supplemental indenture dated April 1, 2008 in each county where the Company owns property or conducts business, with respect to properties in Illinois or Iowa, and after the date of filing such supplemental indenture with the Secretary of State of the State of Missouri, with respect to properties in Missouri, may not be effective in some cases against creditors or purchasers for value without notice whose rights to such property attach prior to the recording of the Supplemental Indenture;

(xix)         The statements in the Time of Sale Information and the Prospectus as amended or supplemented that are stated therein to have been made on the authority of such counsel have been reviewed by such counsel and, as to matters of law and legal conclusions, are correct; and

(xx)          No recordation, registration or filing of the Indenture or any supplemental indenture or instrument of further assurance is necessary in the States of Missouri, Illinois or Iowa to make effective the security interest intended to be created by the Indenture with respect to the First Mortgage Bonds.

Such opinion shall also state that such counsel has no knowledge of any litigation, pending or threatened, that challenges the validity of the Designated Securities, the Indenture, the First Mortgage Bonds, the Mortgage, this Underwriting Agreement or the Pricing Agreement, or that seeks to enjoin the performance of the Company’s obligations hereunder or thereunder or that might have a Material Adverse Effect except as disclosed in or contemplated by the Time of Sale Information and the Prospectus as amended or supplemented.

Such counsel’s opinion with respect to title of the Company to its properties and the rank of the lien of the Mortgage and the Supplemental Indenture shall state that with regard to such properties located in Illinois, it is based on consultations with Illinois counsel and may be, with regard to its properties owned in fee, based in whole or in part on title searches made on recent dates by title abstract companies, by other attorneys or real estate employees of an affiliate of the Company, and such counsel’s opinion with regard to such other properties may be based in whole or in part on title examinations made and title opinions rendered at various times by other attorneys regarded by him as competent, and, with regard to all properties of the Company, upon his general familiarity with titles to properties of the Company; provided that such counsel’s opinion is stated to be in reliance upon such title searches or opinions.  Such counsel shall also state that such searches and opinions are satisfactory in scope and form to such counsel and that in such counsel’s opinion, the Underwriters are justified in relying thereon.  Copies of such title searches or opinions shall be furnished to counsel for the Underwriters upon their reasonable request.

In rendering such opinion, such counsel may rely (i) as to factual matters, upon certificates or written statements from appropriate representatives of the Company or upon certificates of public officials, and (ii) as to matters involving the application of the laws of the State of New York, upon the opinion of counsel for the Underwriters delivered to the Underwriters pursuant to Section 8(b) hereof.

Such counsel’s opinion may further state that it is addressed to the Underwriters and is rendered solely for their benefit and may not be relied upon in any manner by any other person (other than counsel for the Underwriters as to certain matters involving the application of the laws of the States of Missouri, Illinois and Iowa in its opinion to the Underwriters at the Time of Delivery) without such counsel’s prior written consent.

(d)           On the date of the Pricing Agreement for such Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at the Time of Delivery for such Designated Securities, PricewaterhouseCoopers LLP shall have furnished to the Underwriters a letter, dated the date of such Pricing Agreement, and a letter dated such Time of Delivery, respectively, to the effect set forth in Annex II hereto, and in form and substance satisfactory to the Representatives;

(e)           (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Time of Sale Information as amended or supplemented on or prior to the date of the Pricing Agreement relating to the Designated Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information as amended or supplemented on or prior to the date of the Pricing Agreement relating to the Designated Securities, and (ii) since the respective dates as of which information is given in the Time of Sale Information as amended or supplemented on or prior to the date of the Pricing Agreement relating to the Designated Securities (x) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and (y) there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company, otherwise than as set forth or contemplated in the Time of Sale Information as amended or supplemented on or prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;

(f)            On or prior to the Time of Delivery, the Representatives shall have received satisfactory evidence that the Designated Securities have received ratings of BBB or higher by Standard & Poor’s Ratings Services and Baa1 or higher by Moody’s Investors Service, Inc., and that such ratings are in effect at the Time of Delivery;

(g)           On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock, unless such surveillance or review has been publicly announced prior to the date of the Pricing Agreement;

(h)           On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally by the Commission, the New York Stock Exchange or The Nasdaq Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a suspension or material limitation in trading in the Company’s securities by the Commission, the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by Federal, New York State or Missouri State authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;

(i)            The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of the Prospectus and each Issuer Free Writing Prospectus on the New York Business Day next succeeding the date of this Underwriting Agreement or next succeeding the date of the Pricing Agreement, as applicable;

(j)            The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as the Representatives may reasonably request; and

(k)           The MPSC Orders shall be in full force and effect at the Time of Delivery.

If any of the events specified in Sections 8(e), 8(g) or 8(h) hereof shall have occurred or the representation in Section 2(s) is incorrect in any respect, the Pricing Agreement relating to the Designated Securities may be terminated by the Representatives on notice to the Company at any time on or prior to the Time of Delivery and upon such notice being given, the parties hereto and thereto shall be released and discharged from their respective obligations hereunder and thereunder (except for the liability of the Company pursuant to Sections 6 or 12 hereof and the obligations of the parties hereto and thereto pursuant to Section 9 hereof).  Notwithstanding any such termination, the provisions of Sections 6, 9, 11, 12, 13, 14 and 16 hereof shall remain in full force and effect.

9.             (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or, in the case of any action arising out of the issuance and sale of the Securities, in any prior registration statement to which the Prospectus, as a combined prospectus under Rule 429 under the Act, relates), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information, or any “issuer information” filed or required to be filed under Rule 433(d) of the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus as amended or supplemented, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter of Designated Securities through the

Representatives expressly for use in the Registration Statement, the Prospectus as amended or supplemented, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, or any such amendment or supplement.

(b)           Each Underwriter severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Time of Sale Information, the Registration Statement, any Preliminary Prospectus, the Prospectus as amended or supplemented, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Issuer Free Writing Prospectus, the Time of Sale Information, the Registration Statement, any Preliminary Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in any such action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.           (a)  If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms.  In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Information or the Prospectus which in the opinion of the Representatives may thereby be made necessary.  The term “Underwriter” as used in this Underwriting Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b)           If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Underwriting Agreement or made by or on behalf of them, respectively, pursuant to this Underwriting Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.           If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement except as provided in Sections 6 and 9 hereof; but, if for any other reason Designated Securities are not delivered by or on behalf of the Company as provided herein or the Company does not comply with its other obligations as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 9 hereof.

13.           In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement: Attention: Secretary; provided, however, that any notice to an

Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.           This Underwriting Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Underwriting Agreement or any such Pricing Agreement.  No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Time shall be of the essence of each Pricing Agreement.  As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.  As used herein, “New York Business Day” shall mean any day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

16.           This Underwriting Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.           This Underwriting Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

18.           Sales of the Designated Securities by BNY Mellon Capital Markets, LLC will be effected by Broadpoint Capital, Inc., as distribution agent.

19.           The Company hereby acknowledges that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof.

Very truly yours,

Union Electric Company
d/b/a AmerenUE

		By:	/s/ Jerre E. Birdsong
Name: Jerre E. Birdsong
Title: Vice President and Treasurer

Accepted as of the date hereof:

Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
J.P. Morgan Securities Inc.
As Representatives of the
several Underwriters

Barclays Capital Inc.

By:	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

BNY Mellon Capital Markets, LLC

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

J.P. Morgan Securities Inc.

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

Signature Page to Underwriting Agreement

ANNEX I

Pricing Agreement

June 12, 2008

Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
J.P. Morgan Securities Inc.
As Representatives of the
several Underwriters

c/o	Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

BNY Mellon Capital Markets, LLC
One Wall Street
New York, New York 10286

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

Union Electric Company, d/b/a AmerenUE, a Missouri corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 12, 2008 (the “Underwriting Agreement”), between the Company on the one hand and Barclays Capital Inc., BNY Mellon Capital Markets, LLC and J.P. Morgan Securities Inc., as Representatives of the several Underwriters (the “Representatives”) on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”) with the terms set forth in Schedule III hereto.  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement.  Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you.  Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.  Each of the Representatives designated to act on behalf of the other Representatives and on behalf of each of the other Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

For all purposes of the Underwriting Agreement, the “Time of Sale” means 12:56 p.m. (Eastern time) on the date hereof.

The purchase price for the Designated Securities shall be 99.057% of the aggregate principal amount thereof.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,

Union Electric Company
d/b/a AmerenUE

By:
Name: Jerre E. Birdsong
Title: Vice President and Treasurer

Accepted as of the date hereof:

Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
J.P. Morgan Securities Inc.
As Representatives of the
several Underwriters

Barclays Capital Inc.

By:
Name:
Title:

BNY Mellon Capital Markets, LLC

By:
Name:
Title:

J.P. Morgan Securities Inc.

By:
Name:
Title:

SCHEDULE I

Underwriter	Principal Amount of Designated Securities to be Purchased
Barclays Capital Inc.	$135,000,000

BNY Mellon Capital Markets, LLC	$135,000,000

J.P. Morgan Securities Inc.	$135,000,000

BNP Paribas Securities Corp.	$22,500,000

Lazard Capital Markets LLC	$22,500,000

Total	$450,000,000

I-I-1

SCHEDULE II

Title of Designated Securities:

6.70% Senior Secured Notes due 2019

Aggregate principal amount:

$450,000,000

Price to Public:

99.707% of the principal amount of the Designated Securities, plus accrued interest, if any, from the Time of Delivery

Purchase Price by Underwriters:

99.057% of the principal amount of the Designated Securities

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the offices of DTC in New York, New York or its designated custodian.

Specified funds for payment of purchase price:

Federal (same day) funds

Time of Delivery:

10:00 a.m. (New York City time), June 19, 2008

First Mortgage Bonds:

$450,000,000 First Mortgage Bonds, Senior Secured Notes Series MM

Supplemental Indenture relating to First Mortgage Bonds:

Dated June 1, 2008

Maturity:

February 1, 2019

Interest Rate:

6.70%

Interest Payment Dates:

February 1 and August 1, commencing February 1, 2009

Redemption Provisions:

The Designated Securities may be redeemed at the option of the Company as set forth in   the Prospectus as supplemented relating to such Designated Securities

Sinking Fund Provisions:

No sinking fund provisions

I-II-1

Defeasance provisions:

As set forth in the Indenture.

Closing location for delivery of Designated Securities:

Pillsbury Winthrop Shaw Pittman LLP, 1540 Broadway, New York, New York 10036

Additional Closing Conditions:

Names and addresses of Representatives:

Designated Representatives:

Barclays Capital Inc.

BNY Mellon Capital Markets, LLC

J.P. Morgan Securities Inc.

Addresses for Notices, etc.:

Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Attention: Investment Grade Syndicate

Facsimile No.: (212) 412-7305

BNY Mellon Capital Markets, LLC

One Wall Street

New York, New York 10286

Attention: Debt Capital Markets

Facsimile No.: (212) 635-8525

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Attention: High Grade Syndicate Desk – 8th Floor

Facsimile No.: (212) 834-6081

I-II-2

SCHEDULE III

Filed Pursuant to Rule 433

Registration No. 333-151432

June 12, 2008

Pricing Term Sheet

Issuer:	Union Electric Company d/b/a AmerenUE
Ratings (Moody’s/S&P/Fitch):	Baa1 (stable)/BBB (stable)/A+ (negative)
Issue:	6.70% Senior Secured Notes due 2019
Offering Size:	$450,000,000
Coupon:	6.70% per annum
Trade Date:	June 12, 2008
Settlement Date:	June 19, 2008
Maturity:	February 1, 2019
Treasury Benchmark:	3.875% due May 15, 2018
US Treasury Spot:	97-10+
US Treasury Yield:	4.207%
Spread to Treasury:	+258 basis points
Re-offer Yield:	6.737%
Price to Public (Issue Price):	99.707%
Gross Proceeds:	$448,681,500
Interest Payment Dates:	February 1 and August 1, commencing February 1, 2009
Optional Redemption:	Make-Whole Call, at any time at a discount rate of Treasury plus 40 basis points
Security:	The Senior Secured Notes will be secured by a series of the issuer’s first mortgage bonds
CUSIP:	906548 CG5
Minimum Denomination:	$2,000 x $1,000
Joint Bookrunners:	Barclays Capital Inc., BNY Mellon Capital Markets, LLC and J.P. Morgan Securities Inc.
Co-managers:	BNP Paribas Securities Corp. and Lazard Capital Markets LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free 1-888-227-2275, ext. 2663, BNY Mellon Capital Markets, LLC collect 1-212-635-8974 or J.P. Morgan Securities Inc. collect at (212) 834-4533.

I-III-1

ANNEX II

Pursuant to Section 8(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

(i)            They are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”);

(ii)           In their opinion, the consolidated financial statements and financial statement schedule audited by them and included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(iii)          They have made a review in accordance with standards established by the PCAOB of the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [           ] incorporated by reference into the Preliminary Prospectus and the Prospectus;

(iv)          They have compared the ratios of earnings to fixed charges in the Preliminary Prospectus and the Prospectus with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Item 503(d) of Regulation S-K;

(v)           On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited consolidated financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that: (i) any material modifications should be made to the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [  ] incorporated by reference in the Preliminary Prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles, or (ii) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [  ] incorporated by reference in the Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations adopted by the Commission;

(vi)          nothing came to their attention as a result of the foregoing procedures that caused them to believe that (i) at [  ], there was any change in the capital stock, increase in long-term debt (including short-term debt, current maturities of long-term debt and intercompany notes payable) or decrease in net current assets (working capital) or in stockholders’ equity of the Company as compared with amounts shown in the [  ] unaudited consolidated balance sheet included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [  ] incorporated by reference in the Pricing Prospectus and the Prospectus, or (ii) for the period from[  ] to [  ], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or net income, except in all instances for changes, increases or decreases which the Pricing Prospectus and the Prospectus disclose have occurred or may occur and except such other decreases as may be specified in such letter;

(vii)         officials of the Company have advised them that no consolidated financial data as of any date or for any period subsequent to [  ] are available; accordingly, the procedures carried out by them with respect to changes in financial statement items after [  ] have, of necessity, been even more limited than those with respect to the periods referred to in paragraph (v).  They have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether (a) at [  ] there was any change in the capital stock, increase in long-term debt (including short-term debt, current maturities of long-term debt and intercompany notes payable) or decrease in net current assets (working capital) or in stockholders’ equity of the Company as compared with amounts shown in the [  ] unaudited consolidated balance sheet included in the Company’s Quarterly Report(s) on Form 10-Q for the quarter ended [  ] incorporated by reference in the Pricing Prospectus and the Prospectus; or (b) for the period from [  ] to [  ], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or net income.  Those officials referred to above stated that they cannot comment on any decreases in net current assets (working capital) or in stockholders’ equity at [  ] compared to [  ], or decreases as compared with the corresponding period in the previous year in consolidated operating revenues or net income for the period from [  ] to [   ].  On the basis of these inquiries and their reading of the minutes as described in paragraph (v), nothing came to their attention that caused them to believe that there was any such change in capital stock or increase in long-term debt (including short-term debt, current maturities of long-term debt and intercompany notes payable), except in all instances for changes or increases which the Pricing Prospectus and the Prospectus disclose have occurred or may occur.

(viii)        In addition to the examination referred to in their report(s) included or incorporated by reference in the Preliminary Prospectus or the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (v) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Preliminary Prospectus and the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Preliminary Prospectus and the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

All references in this Annex II to the Preliminary Prospectus shall be deemed to refer to the Preliminary Prospectus (including the documents incorporated by reference therein) included with the Time of Sale Information (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter.

ANNEX III

A)           Issuer Free Writing Prospectuses To Be Included As Time of Sale Information

Pricing Term Sheet dated June 12, 2008

B)            Issuer Free Writing Prospectuses Not Included As Time of Sale Information

None

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